Exhibit 99.1

Investor Contact: Larry P. Kromidas
                                                                                               lpkromidas@olin.com
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

OLIN ANNOUNCES MERCURY CELL TRANSITION PLAN
 AND FOURTH QUARTER RESTRUCTURING CHARGES

Clayton, MO, December 10, 2010 – Olin Corporation (NYSE: OLN) announced today that its fourth quarter 2010 results will contain approximately $30 million of pretax restructuring charges.  These charges are associated with implementation of plans to exit the use of mercury cell technology in the chlor alkali manufacturing process by the end of 2012 and the relocation of its Winchester centerfire ammunition manufacturing operations from East Alton, Illinois to Oxford, Mississippi.  Approximately 70 percent of these restructuring charges represent non cash pension curtailment charges and asset impairments.  The cash component of these charges includes employee related costs and contract terminations associated with the Augusta and Charleston mercury cell facilities.

Joseph D. Rupp, Chairman, President and Chief Executive Officer said, “On December 9 our Board of Directors approved a plan to convert the 260,000 tons of mercury cell capacity at our Charleston, Tennessee facility to 200,000 tons of membrane capacity capable of producing both potassium hydroxide and caustic soda.  The project has an estimated capital cost of approximately $160 million and will be completed by the end of 2012.  In addition, we intend to reconfigure our Augusta, Georgia facility to manufacture bleach and distribute caustic soda, while discontinuing chlor alkali manufacturing at this site. This action will further reduce our chlor alkali manufacturing capacity by 100,000 tons.

“The new Charleston plant will employ the most modern membrane technology, have lower operating costs, and will produce higher quality products. Over the past eighteen months we have experienced a steady increase in the number of our customers unwilling to accept our products manufactured using mercury cell technology.  The conversion of the Charleston facility, which in addition to chlorine and caustic soda also produces potassium hydroxide, hydrochloric acid, and bleach, will prevent the potential loss of these valuable customers.”  Rupp also cited the actions of state and local officials in Tennessee to make available a series of financial incentives that were important in this decision making process.

“On November 3, 2010 we announced that we had made the decision to relocate Winchester centerfire ammunition operations from East Alton, Illinois to Oxford, Mississippi.  This relocation, when completed, is forecast to reduce Winchester’s annual operating costs by approximately $30 million.  Consistent with this decision we have initiated an estimated $110 million five-year project, which includes approximately $80 million of capital spending.  The State of Mississippi and local governments have provided generous incentives which should offset approximately 40 percent of the capital spending.  This project is expected to increase Olin’s 2011 net capital spending by approximately $30 million.”

During the fourth quarter of 2010, $41 million of Tennessee-sponsored tax exempt variable rate Recovery Zone Facility bonds and $42 million of Mississippi-sponsored tax exempt variable rate Recovery Zone Facility bonds will be issued with final maturities exceeding 15 years.  The proceeds from these bonds are required to be used to fund the Charleston, Tennessee capital project and the Oxford, Mississippi Winchester relocation.

Olin expects to issue a press release, including financial statements and segment information, regarding its fourth quarter 2010 earnings after the market closes on Monday, January 31, 2011, and anticipates holding a conference call to review those earnings on Tuesday, February 1, 2011.

COMPANY DESCRIPTION

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "project," "estimate," “forecast,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Relative to the dividend, the payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, include, but are not limited to, the following:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, housing, vinyls, and pulp and paper, and the migration by United States customers to low-cost foreign locations;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	changes in legislation or government regulations or policies, including proposed legislation that would phase out the use of mercury in the manufacture of chlorine, caustic soda, and related products;

•	unexpected litigation outcomes;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	higher-than-expected raw material and energy, transportation, and/or logistics costs;

•	weak industry conditions could affect our ability to comply with the financial maintenance covenants in our senior revolving credit facility;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service; and

•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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